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As filed with the Securities and Exchange Commission on October 10, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

The Pep Boys—Manny, Moe & Jack
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-0962915 (I.R.S. Employer Identification Number)
3111 West Allegheny Avenue Philadelphia, Pennsylvania 19132 (215) 430-9000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

See Table of Additional Registrants

George Babich, Jr.
President and Chief Financial Officer
The Pep Boys—Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132
(215) 430-9000
(Name, address, including zip code, and
telephone number,
including area code, of agent for
service of each registrant)

        Please address a copy of all communications to:
 Daniel D. Rubino, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit (3) (4)	Proposed maximum aggregate offering price (2)(3)(4)	Amount of registration fee (4)

Common Stock, par value $1.00 per share (5)

Debt Securities (6)

Warrants to Purchase Common Stock

Warrants to Purchase Debt Securities

Stock Purchase Contracts

Stock Purchase Units

Guarantee by The Pep Boys Manny Moe & Jack of California (7)

Guarantee by Pep Boys — Manny, Moe & Jack of Delaware, Inc. (7)

Guarantee by Pep Boys — Manny, Moe & Jack of Puerto Rico, Inc. (7)

Total	$300,000,000	100%	$300,000,000	$24,270

(1)
These offered securities may be sold separately, together or as units with other offered securities.

(2)
Such indeterminate number or amount of Common Stock, Debt Securities, Warrants, Stock Purchase Contracts and Stock Purchase Units of The Pep Boys—Manny, Moe & Jack as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units). In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $300,000,000, or if any Debt Securities are issued with original issue discount, such greater amount as will result in an aggregate offering price of $300,000,000.

(3)
Estimated solely for purposes of calculating the registration fee.

(4)
Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold will not exceed $300,000,000 (see Note 2 above). Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for Common Stock or Debt Securities that are issued upon conversion or exchange of Debt Securities registered hereunder.

(5)
Includes common stock purchase rights which are attached to, and trade and transfer with, the Common Stock. Prior to the occurrence of certain events, such rights will not be exercisable or evidenced separately from the Common Stock. Also includes such presently indeterminate number of shares of Common Stock as may be issued (a) upon conversion of or exchange for any Debt Securities that provide for conversion or exchange into Common Stock, (b) upon exercise of warrants to purchase Common Stock or (c) pursuant to Stock Purchase Contracts. Also includes an indeterminate number or amount of offered securities as may be issued in connection with Stock Purchase Units.

(6)
Subject to Note 2, such indeterminate principal amount of Debt Securities (which may be senior or subordinated).

(7)
Pursuant to Rule 457(n) under the Securities Act of 1933, no additional consideration will be received for the guarantees by The Pep Boys Manny Moe & Jack of California, Pep Boys—Manny, Moe & Jack of Delaware, Inc. and Pep Boys—Manny, Moe & Jack of Puerto Rico, Inc. and no separate fee is payable with respect to the guarantees.

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

Name of Additional Registrant	State of Incorporation	I.R.S. Employee Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, or Registrant's Principal Executive Offices
The Pep Boys Manny Moe & Jack of California	California	95-1099890	3111 West Allegheny Avenue Philadelphia, Pennsylvania 19132 (215) 430-9000
Pep Boys — Manny, Moe & Jack of Delaware, Inc.	Delaware	51-0363252	3111 West Allegheny Avenue Philadelphia, Pennsylvania 19132 (215) 430-9000
Pep Boys — Manny, Moe & Jack of Puerto Rico, Inc.	Delaware	51-0363784	3111 West Allegheny Avenue Philadelphia, Pennsylvania 19132 (215) 430-9000

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 10, 2003

PROSPECTUS

$300,000,000

The Pep Boys—Manny, Moe & Jack

Common Stock, Debt Securities,
Warrants to Purchase Common Stock,
Warrants to Purchase Debt Securities,
Stock Purchase Contracts and
Stock Purchase Units

        We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        Our common stock is listed on the New York Stock Exchange under the symbol "PBY". On October 9, 2003, the closing price of our common stock, as reported by the New York Stock Exchange, was $16.86 per share.

        Investing in our securities involves risks. See "Risk Factors" on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2003.

        You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process, relating to the common stock, debt securities, warrants to purchase common stock, warrants to purchase debt securities, stock purchase contracts and stock purchase units described in this prospectus. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total initial offering price of $300,000,000.

        This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus forms a part.

        Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        Unless the context otherwise requires, the terms "Pep Boys", "we", "us" and "our" refer to The Pep Boys—Manny, Moe & Jack, a Pennsylvania corporation, and its subsidiaries.

FORWARD-LOOKING STATEMENTS

        Certain statements contained herein constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. The words "guidance," "expect," "anticipate," "estimates," "forecasts" and similar expressions are intended to identify these forward-looking statements. Forward-looking statements include management's expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Our actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond our control, including the strength of the national and regional economies, retail and commercial consumers' ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of our stores, competitive pricing, the location and number of competitors' stores, product and labor costs and the additional factors described in our filings with the Commission. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

ii

PEP BOYS

        The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus. Prospective investors should consider carefully the information beginning on page 2 of this prospectus under the heading "Risk Factors." Our fiscal year ends on the Saturday nearest to January 31. For example, "fiscal year 2002" refers to the fiscal year ended February 1, 2003.

        We are a leader in the automotive aftermarket, with 595 stores and over 6,000 service bays located throughout 36 states and Puerto Rico. All of our stores feature the nationally-recognized Pep Boys brand name, established through more than 80 years of providing high-quality automotive merchandise and services, and are company-owned, ensuring chain-wide consistency for our customers. We are the only national chain offering automotive service, accessories, tires and parts under one roof, positioning us to achieve our goal of becoming the dominant one stop shop for automotive maintenance and accessories.

        Our principal executive offices are located at 3111 West Allegheny Avenue, Philadelphia, Pennsylvania 19132. Our telephone number is (215) 430-9000. We maintain a website at http://www.pepboys.com where general information about us is available. We are not incorporating the contents of our website into this prospectus. The Pep Boys—Manny, Moe & Jack was incorporated in the Commonwealth of Pennsylvania on January 19, 1925. Our common stock is listed on the New York Stock Exchange under the trading symbol "PBY".

        For further information regarding us and our financial information, you should refer to our recent filings with the Commission. See "Incorporation of Certain Documents by Reference."

RISK FACTORS

        Our business faces significant risks. The risks described below may not be the only risks we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of the events or circumstances described as risks below actually occurs, our business, results of operations or financial condition could be materially and adversely affected.

Risks Related to Pep Boys

        If we are unable to generate sufficient cash flows from our operations, our liquidity will suffer and we may be unable to satisfy our obligations.

        We require significant capital to fund our business. While we believe we have the ability to sufficiently fund our planned operations and capital expenditures for the balance of fiscal 2003 and fiscal 2004, circumstances could arise that would materially affect our liquidity. For example, cash flows from our operations could be affected by changes in consumer spending habits or the failure to maintain favorable vendor payment terms or our inability to successfully implement sales growth initiatives. We may be unsuccessful in securing alternative financing when needed, on terms that we consider acceptable, or at all.

        The degree to which we are leveraged could have important consequences to your investment in our securities, including the following risks:

  •
  our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired in the future;

  •
  a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our debt, thereby reducing the funds available for other purposes;

  •
  our failure to comply with the financial and other restrictive covenants governing our debt, which, among other things, require us to maintain financial ratios and limit our ability to incur additional debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on our business or our prospects; and

  •
  if we are substantially more leveraged than some of our competitors, we might be at a competitive disadvantage to those competitors that have lower debt service obligations and significantly greater operating and financial flexibility than we do.

        We depend on our relationships with our vendors and a disruption of these relationships or of our vendors' operations could have a material adverse effect on our business and results of operations.

        Our business depends on developing and maintaining productive relationships with our vendors. Many factors outside our control may harm these relationships. For example, financial difficulties that some of our vendors may face may increase the cost of the products we purchase from them. In addition, our failure to promptly pay, or order sufficient quantities of inventory from, our vendors may increase the cost of products we purchase or may lead to vendors refusing to sell products to us at all. The recent trend towards consolidation among automotive parts suppliers may also disrupt our relationship with some vendors. To enhance our supply of top-quality, competitively-priced tires and batteries, we have selected a primary vendor who supplies over 90% of our needs in each of these two product categories. While each of these vendors is contractually obligated to satisfy all of our product needs in the respective categories and we maintain contingency plans to minimize the impact of a supply chain disruption from these vendors, there can be no assurance that these relationships can be maintained without disruption. A disruption of our vendor relationships or a disruption in our vendors' operations could have a material adverse effect on our business and results of operations.

        We depend on our senior management team and our other personnel, and we face substantial competition for qualified personnel.

        Our success depends on the efforts of our senior management team. No assurance can be given that the loss of one or more of our executive officers would not have an adverse impact on us. Our continued success will also be dependent upon our ability to retain existing, and attract additional, qualified field personnel to meet our needs. We face substantial competition, both from within and outside of the automotive aftermarket to retain and attract qualified personnel. In addition, we believe that the number of qualified automotive service technicians in the industry is insufficient to meet demand.

        We are subject to environmental laws and may be subject to environmental liabilities that could have a material adverse effect on us in the future.

        We are subject to various federal, state and local laws and governmental regulations relating to the operation of our business, including those governing the handling, storage and disposal of hazardous substances contained in the products we sell and use in our service bays, the recycling of batteries, tires and used lubricants, and the ownership and operation of real property. As a result of investigations undertaken in connection with a number of our store acquisitions and financings, we are aware that soil or groundwater may be contaminated at some of our properties. There can be no assurance that compliance with environmental laws and regulations will not have a material adverse effect on us in the future.

        We intend to install a new point-of-sale information system, and if the systems integration is not completed on schedule, within budget, or at all, we may be at a competitive disadvantage relative to our competitors.

        We are currently developing a fully integrated web-enabled system in all of our stores that we expect will improve our stores' operating efficiency and product sourcing. With our outside vendors, we are currently developing the software and designing the hardware architecture to implement this system and expect to begin a store by store roll-out in 2004. There can be no assurance that the development and introduction of our new store system will be completed on schedule, within budget, or at all. In addition to increased demand on capital which would be caused by difficulties in the development and introduction of our new store system, delays in its introduction could lead to a competitive disadvantage relative to our competitors.

Risks Related to Our Industry

        Our industry is highly competitive, and price competition in some categories of the automotive aftermarket or a loss of trust in our participation in the "do-it-for-me" market, could cause a material decline in our revenues and earnings.

        The automotive aftermarket retail and service industry is highly competitive and subjects us to a wide variety of competitors. We compete primarily with the following types of businesses in each category of the automotive aftermarket:

Do-It-Yourself

  Retail

  •
  automotive parts and accessories stores;

  •
  automobile dealers that supply manufacturer replacement parts and accessories; and

  •
  mass merchandisers and wholesale clubs that sell automotive products.

Do-It-For-Me

  Service Labor

  •
  regional and local full service automotive repair shops;

  •
  automobile dealers that provide repair and maintenance services;

  •
  national and regional (including franchised) tire retailers that provide additional automotive repair and maintenance services; and

  •
  national and regional (including franchised) specialized automotive (such as exhaust, brake and transmission) repair facilities that provide additional automotive repair and maintenance services.

  Installed Merchandise/Commercial

  •
  mass merchandisers, wholesalers and jobbers (some of which are associated with national parts distributors or associations).

  Tire Sales

  •
  national and regional (including franchised) tire retailers; and

  •
  mass merchandisers and wholesale clubs that sell tires.

        A number of our competitors have more financial resources, are more geographically diverse or have better name recognition than us, which might place us at a competitive disadvantage to those competitors. Because we seek to offer competitive prices, if our competitors reduce their prices we may be forced to reduce our prices, which could cause a material decline in our revenues and earnings and hinder our ability to service our debt.

        With respect to the service labor category, the majority of consumers are unfamiliar with their vehicle's mechanical operation and, as a result, often select a service provider based on trust. Potential occurrences of negative publicity associated with the Pep Boys brand, the products we sell or installation or repairs performed in our service bays, whether or not factually accurate, could cause consumers to lose confidence in our products and services in the short or long term, and cause them to choose our competitors for their automotive service needs.

        Vehicle miles driven may decrease, resulting in a decline of our revenues and negatively affecting our results of operations.

        Our industry depends on the number of vehicle miles driven. Factors that may cause the number of vehicle miles and our revenues and our results of operations to decrease include:

  •
  the weather—as vehicle maintenance may be deferred during periods of inclement weather;

  •
  the economy—as during periods of poor economic conditions, customers may defer vehicle maintenance or repair, and during periods of good economic conditions, consumers may opt to purchase new vehicles rather than service the vehicles they currently own and replace worn or damaged parts;

  •
  gas prices—as increases in gas prices may deter consumers from using their vehicles; and

  •
  travel patterns—as changes in travel patterns may cause consumers to rely more heavily on train and airplane transportation.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of the offered securities for repayment of indebtedness, capital expenditures, working capital and other general corporate purposes. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments or reduce short-term borrowings.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our consolidated ratio of earnings to fixed charges for the periods indicated.

	Six Months Ended August 2,	Six Months Ended August 3,	Fiscal Year
	2003	2002	2002	2001	2000	1999	1998
Ratio of Earnings to Fixed Charges(1)	—	2.3x	2.0x	1.7x	—	1.6x	1.1x

(1)
The ratio of earnings to fixed charges is completed by dividing earnings by fixed charges. "Earnings" consist of earnings from continuing operations before income taxes plus fixed charges (exclusive of capitalized interest costs) plus one-third of rental expense (which amount is considered representative of the interest factor in rental expense). Earnings, as defined, were not sufficient to cover fixed charges by approximately $33.2 million and $80.7 million for the six months ended August 2, 2003 and for fiscal year 2000, respectively.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

        We may from time to time offer under this prospectus, separately or together:

  •
  common stock;

  •
  unsecured senior or subordinated debt securities;

  •
  warrants to purchase common stock;

  •
  warrants to purchase debt securities;

  •
  stock purchase contracts to purchase common stock; and

  •
  stock purchase units, each representing ownership of a stock purchase contract and, as security for the holder's obligation to purchase common stock under the stock purchase contract, either our debt securities or U.S. Treasury securities.

        The aggregate initial offering price of the offered securities will not exceed $300,000,000.

DESCRIPTION OF OUR CAPITAL STOCK

Authorized and Outstanding Capital Stock

        We have authorized the issuance of 500,000,000 shares of common stock, $1.00 par value per share. As of August 31, 2003, we had 52,522,264 shares of common stock (net of 9,193,061 treasury shares) outstanding, 6,667,260 shares of common stock reserved for issuance upon the conversion of our convertible senior notes and 2,195,270 shares of common stock held in a benefits trust.

        The following is a summary of some provisions of Pennsylvania law and our articles of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Pennsylvania and our articles of incorporation and bylaws.

Description of Common Stock

        Holders of our common stock are entitled to any dividends as our board of directors, in its discretion, may declare out of legally available funds. Dividends and other distributions are subject to some restrictions under our existing revolving credit agreement. Our shares of common stock are not redeemable, and holders of common stock have no preemptive or other rights to purchase any of our securities. If we liquidate, holders of common stock will be entitled to receive pro rata all remaining assets available for distribution to stockholders after payment of all our debts and other liabilities. Holders of common stock are entitled to cast one vote per share, except that they are entitled to cumulate votes in the election of directors.

Description of Rights Plan

        On December 31, 1997, we distributed as a dividend one common share purchase right on each share of our common stock. The rights will not be exercisable or transferable apart from our common stock until a person or group, as defined in the rights agreement, dated December 5, 1997, without the proper consent of our board of directors, acquires 15% or more, or makes an offer to acquire 15% or more, of our outstanding stock. When exercisable, the rights entitle the holder to purchase one share of our common stock for $125. Under a number of circumstances, including the acquisition of 15% of our outstanding common stock by a person or group, the rights entitle the holder to purchase our common stock or the common stock of an acquiring company having a market value of twice the exercise price of the right. The rights do not have voting power and are subject to redemption by our board of directors for $0.01 per right anytime before a 15% position has been acquired and for 10 days thereafter, at which times the rights become nonredeemable. The rights expire on December 31, 2007.

Share Repurchase—Treasury Stock

        On February 1, 1999, we repurchased 11,276,698 of our outstanding shares of common stock pursuant to a dutch auction self-tender offer at a price of $16.00 per share. A portion of the treasury shares will be used by us to provide benefits to employees under our compensation plans and in conjunction with our dividend reinvestment program. As of August 2, 2003, we have reflected 9,352,311 shares of our common stock at a cost of $150,996,000 as "cost of shares in treasury" on our consolidated balance sheet.

Benefits Trust

        On April 29, 1994, we established a flexible employee benefits trust with the intention of purchasing up to $75,000,000 worth of our shares of common stock. The repurchased shares will be held in the trust and will be used to fund our existing benefit plan obligations, including healthcare programs, savings and retirement plans and other benefit obligations. The trust will allocate or sell the repurchased shares through 2023 to fund these benefit programs. As shares are released from the trust, we will charge or credit additional paid-in capital for the difference between the fair value of shares released and the original cost of the shares to the trust. For financial reporting purposes, the trust is consolidated with our accounts. All dividend and interest transactions between the trust and Pep Boys are eliminated. At August 2, 2003, we have reflected 2,195,270 shares of our common stock at a cost of $59,264,000 as "cost of shares in benefits trust" on our consolidated balance sheet.

Anti-takeover Effects of Provisions of Our Articles of Incorporation, Bylaws, Rights Plan and Pennsylvania Law

        Stockholders' rights and related matters are governed by Pennsylvania law and our articles of incorporation and bylaws. Some provisions of Pennsylvania law and our articles of incorporation and bylaws, which are summarized below, and our rights plan, described above, may discourage or make more difficult a takeover attempt that a stockholder might consider in his interest. These provisions may also adversely affect prevailing market prices for our common stock.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our bylaws require a stockholder to provide advance notice if the stockholder wishes to submit a proposal or nominate candidates for director at our annual meeting of stockholders. These procedures provide that notice of stockholder proposals and stockholder nominations for the election of directors at our annual meeting must be in writing and received by our president at our principal executive offices at least 50, but not more than 75, days prior to the annual meeting of stockholders. In the case of nominations for election as directors, the notice must set forth information about each nominee who is not an incumbent director.

  Special Meetings of Stockholders

        Our bylaws provide that a special meeting of stockholders may be called only by (1) the chairman of our board of directors, if he or she is serving as our chief executive officer, and otherwise our president or (2) our board of directors.

  No Written Consent

        Our bylaws further provide that no action of the stockholders will be taken by written or other consent in lieu of a meeting of stockholders.

  Pennsylvania Anti-takeover Provisions

        The following summarizes certain statutory anti-takeover provisions of the Pennsylvania Business Corporation Law of 1988, as amended, referred to as the "PBCL".

        We are subject to Subchapter 25F of the PBCL, which generally prohibits a "business combination" with an "interested shareholder" (defined to include a shareholder or group of shareholders who, together with affiliates, own(s) at least 20% of the voting power of a "registered" corporation, such as Pep Boys). This prohibition extends for a five-year period from the date on which the shareholder became an "interested shareholder," unless the transaction is approved in advance by the board of directors of the corporation or a majority vote of the shareholders not including any voting shares beneficially owned by the interested shareholder. The term "business combination" is defined broadly to include various merger, consolidation, division, exchange or sale transactions.

        The PBCL provides for further anti-takeover provisions relating to control share acquisitions (Subchapter 25G) and disgorgement (Subchapter 25H); however, we have specifically opted out of these provisions pursuant to Article XII of our bylaws.

        The PBCL also provides that the directors of a corporation are not required to regard the interests of the shareholders as being dominant or controlling in making decisions concerning takeovers or any other matters. The directors may consider, to the extent they deem appropriate, among other things, (1) the effects of any proposed action upon any or all groups affected by the action, including, among others, shareholders, employees, creditors, customers and suppliers, (2) the short-term and long-term interests of the corporation, (3) the resources, intent and conduct of any person or group seeking to acquire control of the corporation and (4) all other pertinent factors.

  Limitation of Liability of Directors and Indemnification

        As permitted by the PBCL, our bylaws provide that a director will not be personally liable in his or her capacity as a director for any action taken or failure to take any action, unless he or she has breached or failed to perform the duties of his or her office under Section 1713 of the PBCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions of our bylaws, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or Federal law.

        Our bylaws also provide that every person who is or was serving as a director or officer of Pep Boys will be indemnified and held harmless by us to the fullest extent permitted by Pennsylvania law against all expense, liability and loss reasonably incurred or suffered by that person in connection with any proceeding which he or she was or is a party to, or is threatened to be made a party to or is otherwise involved in, by reason of the fact that he or she is or was serving a director or officer of Pep Boys, or is or was serving in any capacity at the request of or for the benefit of Pep Boys as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise whether or not he or she still holds that position at the time the expenses, liabilities or losses are incurred.

DESCRIPTION OF THE DEBT SECURITIES

        The following description of our debt securities sets forth the general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to any offered debt securities, will be described in the applicable prospectus supplement. We will issue senior debt securities under an indenture between us and a trustee, the form of which is filed as an exhibit to the registration statement which includes this prospectus. This prospectus refers to this indenture as the "senior indenture." We will issue subordinated debt securities under an indenture between us and a trustee, the form of which is filed as an exhibit to the registration statement which includes this prospectus. This prospectus refers to this indenture as the "subordinated indenture." The senior indenture and the subordinated indenture are sometimes referred to collectively as the "indentures" and each individually as an "indenture." The indentures will be subject to, and governed by, the Trust Indenture Act of 1939.

        The following description of certain provisions of the forms of indentures does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the indentures. We urge you to read the indentures applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities. Except as otherwise indicated, the terms of the senior indenture and the subordinated indenture are identical.

General

        The indentures will not limit the aggregate principal amount of the debt securities which we may issue and will provide that we may issue the debt securities from time to time in one or more series. The indentures will not limit the amount of our other indebtedness or the debt securities which we or our subsidiaries may issue.

        Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness as described below under "—Subordination of the Subordinated Debt Securities" and in the applicable prospectus supplement.

        As of August 2, 2003, we had approximately $529.4 million of Senior Indebtedness outstanding and approximately $2.0 million outstanding under our revolving credit facility. As of August 2, 2003, $28.2 million of our indebtedness was secured.

        We and The Pep Boys Manny Moe & Jack of California, Pep Boys—Manny, Moe & Jack of Delaware, Inc. and Pep Boys—Manny, Moe & Jack of Puerto Rico, Inc., or our subsidiary guarantors, have granted security interests in substantially all of our respective inventory, receivables, cash and cash equivalents, and general intangibles (including intellectual property) and certain of our respective real estate and equipment to secure some of our debt to which our subsidiary guarantors are co-obligors. As a result, the senior debt securities, the subordinated debt securities and the guarantees will be effectively subordinated to our secured debt and the secured debt of our subsidiary guarantors to the extent of the value of the assets that secure that debt. As of August 2, 2003, our subsidiary guarantors had approximately $1.3 million of secured debt outstanding.

        The applicable prospectus supplement will describe the terms of the debt securities offered, including:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which the debt securities will mature;

  •
  the rate or rates at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined, and the date or dates from which the interest, if any, will accrue or the method by which the date or dates will be determined;

  •
  the date or dates on which interest, if any, on the debt securities will be payable;

  •
  the place or places where payments will be payable;

  •
  whether any of the debt securities will be redeemable at our option, whether we will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the option of any holder, and the terms of the option or obligation;

  •
  if other than denominations of $1,000 and multiples of $1,000, the denominations the debt securities will be issued in;

  •
  whether the debt securities will be convertible or exchangeable and, if so, the securities or rights into which the debt securities are convertible or exchangeable, and the terms and conditions of conversion or exchange;

  •
  if other than the entire principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon acceleration of the maturity;

  •
  if other than United States dollars, the currency of payment of the principal of, any premium or interest on or any additional amounts with respect to any of the debt securities;

  •
  whether the debt securities will be issued in global form and, if so, who the depositary will be;

  •
  classification as senior or subordinated debt securities;

  •
  in the case of subordinated debt securities, the degree, if any, to which the subordinated debt securities of the series will be senior to or be subordinated to other indebtedness of ours in right of payment;

  •
  whether the debt securities are subject to defeasance; and

  •
  any other specific terms of the debt securities, including any additional events of default or covenants.

        We will have the ability under the indentures to "reopen" a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms for that series. We will also be permitted to issue debt securities with the same terms as previously issued debt securities.

        The debt securities may be issued as original issue discount securities, bearing no interest or bearing interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their principal amount. Special United States federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

        Unless otherwise provided in the applicable prospectus supplement, payment of the interest on any debt securities on an interest payment date will be made to the person in whose name the debt securities are registered at the close of business on the regular record date for the interest.

        Principal of, and any premium and interest on, the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise provided in the applicable prospectus supplement, interest payments may be made by check mailed to the holders of the debt securities. Unless otherwise provided in the applicable prospectus supplement, the corporate trust office of the trustee will be required to have an office in New York and will be designated as our sole paying agent for payments with respect to the debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holders of the debt securities may then look only to us for payment.

Form, Exchange and Transfer

        The debt securities will be issued only in fully registered form, without coupons, and, unless otherwise provided in the applicable prospectus supplement, in minimum denominations of $1,000 and any multiple of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary and, if so represented, interests in the global debt security will be shown on, and transfers will be effected only through, records maintained by the designated depositary and its participants.

        At the option of the holder and unless otherwise provided in the applicable prospectus supplement, the debt securities may be exchanged for other debt securities of the same series in any authorized denominations, and of a like aggregate principal amount and the debt securities may be presented for exchange or for registration of transfer at the office of any transfer agent designated by us. The transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge.

        Any transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities.

        If the debt securities of any series are to be redeemed in part, we will not be required to:

  •
  issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any of the debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

        We will describe the terms, if any, on which the debt securities of any series are convertible into or exchangeable for common stock or other securities, property or cash, or a combination of any of the foregoing, in the applicable prospectus supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the securities, property or cash to be received by the holders of the debt securities would be subject to adjustment.

Subsidiary Guarantees

        The debt securities may be fully and unconditionally guaranteed by The Pep Boys Manny Moe & Jack of California, Pep Boys—Manny, Moe & Jack of Delaware, Inc. and Pep Boys—Manny, Moe &

Jack of Puerto Rico, Inc. These guarantees, if any, will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, a supplemental indenture will be executed by the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of any guarantee will be set forth in the applicable prospectus supplement.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.

        The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary, known as participants, and to persons that may hold beneficial interests through participants. Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities of the series represented by the global security to the accounts of the participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary with respect to interests of participants, and on the records of participants with respect to interests of persons held by the participants on their behalf. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security is the registered holder of the global security, the depositary will be considered the sole owner and holder of the debt securities of the series represented by the global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities of the series in definitive form and will not be considered the owners or holders of the debt securities of the series represented by the global security for any purpose under the debt securities or the applicable indenture.

        Principal of, and any premium and interest on, a global security will be made to the depositary. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests of the global security for the debt securities, or for maintaining, supervising or reviewing any records relating to the beneficial interests.

        The indentures will provide that each global security authenticated will be registered in the name of the depositary and delivered to the depositary or its nominee or custodian, and each global security will constitute a single debt security. The indentures will also provide that no global security may be exchanged, in whole or in part, for debt securities registered, and no transfer of a global security, in whole or in part, may be registered, in the name of any person other than the depositary or its nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as required;

  •
  there will have occurred and be continuing an event of default with respect to the debt securities of a series represented by the global security; or

  •
  there will exist the circumstances described in certain provisions of the applicable indenture.

        Subject to the foregoing, all debt securities issued in exchange for a global security or any portion thereof will be registered in the names as the depositary for the global security will direct.

Consolidation, Amalgamations, Merger and Sales

        The indentures will provide that we may not consolidate or amalgamate with or merge into any person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, and we may not permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless:

  •
  the person is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and will expressly assume all of our obligations under the indenture and the debt securities;

  •
  immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

  •
  certain other conditions are met.

Events of Default

        Each of the following events will constitute an event of default under the applicable indenture for any series of debt securities issued:

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  default in the payment of any interest on any debt security of that series when it becomes due, and the default continues for a period of 30 days;

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  default in the payment of the principal of or any premium on any debt security of that series when due;

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  default in the deposit of any sinking fund payment, when due in respect of any debt security of that series;

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  default in the performance of any covenant contained in the applicable indenture for the benefit of that series of the debt securities, and the default continues for a period of 90 days after written notice has been given;

  •
  a default under any bond, debenture, note or other evidence of our indebtedness of at least $10,000,000, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our indebtedness for money borrowed having an aggregate principal amount outstanding of at least $10,000,000, whether the indebtedness now exists or will hereafter be created;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other event of default provided in or pursuant to the applicable indenture with respect to any debt security of that series.

        If an event of default with respect to the debt securities of any series, other than certain events of default relating to bankruptcy, insolvency or reorganization, occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series (or, in the case of original issue discount securities, the portion of the principal amount as may be specified by their terms) to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders). If an event of default relating to bankruptcy, insolvency or reorganization occurs, the principal amount of all the debt securities of that series (or, in the case of original issue discount securities, the portion of the principal amount as may be specified by their terms) will automatically become immediately due and payable, without any other action by the trustee or any holder.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any event of default with respect to the debt securities of that series and rescind a declaration of acceleration of payment if sums sufficient to pay all amounts due other an amounts due upon acceleration are provided to the trustee and all defaults are remedied.

        If an event of default with respect to the debt securities of any series occurs and is continuing, the trustee may proceed to protect and enforce its rights and the rights of the holders of the debt securities of that series by the appropriate judicial proceedings, whether to enforce any covenant or agreement in the applicable indenture, to help in the exercise of any power granted by the indenture, or to enforce any other proper remedy.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series. However, the direction by the holders must not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction.

        We will be required to deliver to the trustee annually a statement by certain of our officers as to whether or not, to their knowledge, we are in default in the performance of any of the terms, provisions and conditions of the applicable indenture and, if we are in default, specifying those defaults.

Supplemental Indentures and Waivers

        We and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected, may enter into a supplemental indenture to add, change or modify the applicable indenture or the rights of the holders of the debt securities of that series; provided, however, no supplemental indenture will, without the consent of the holder of each outstanding debt security affected:

  •
  change the stated maturity of any debt security;

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  reduce the principal amount of or the rate of interest on any debt security or any premium payable upon the redemption of any debt security;

  •
  reduce the amount of the principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;

  •
  change any place of payment where, or currency in which, any debt security or any premium or interest on any debt security is payable;

  •
  impair the right to enforce any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

  •
  modify the provisions of the applicable indenture with respect to the subordination of any debt security in a manner adverse to the holders of that debt security;

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  reduce the percentage in principal amount of any outstanding debt security, the consent of whose holders is required for any supplemental indenture, or for any waiver of compliance with certain provisions of the applicable indenture or for certain defaults;

  •
  modify our covenants under the applicable indenture; or

  •
  modify any of the above provisions.

        We and the trustee, without the consent of any holders of a series of debt securities, may enter into one or more supplemental indentures for any of the following purposes:

  •
  to provide for our successor and the assumption by the successor of our covenants under the applicable indenture;

  •
  to add to our covenants for the benefit of the holders of that series of debt securities or to surrender any right or power herein conferred upon us;

  •
  to add any additional events of default for the benefit of the holders of that series of debt securities;

  •
  to permit or facilitate the issuance of that series of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of that series of debt securities in uncertificated form;

  •
  to add, change or eliminate any provisions of the applicable indenture for that series of debt securities, provided that the addition, change or elimination (1) will not apply to any outstanding debt security of that series created prior to the execution of the supplemental indenture which is entitled to the benefit of that provision or modify the rights of the holders of the debt security of that series with respect to that provision or (2) will become effective only when there is no debt security outstanding of that series;

  •
  to secure that series of debt securities;

  •
  to establish the form or terms of debt securities of that series as provided in the applicable indenture;

  •
  to evidence and provide for the acceptance of appointment by a successor trustee with respect to that series of debt securities and to add to or change any of the provisions of the applicable indenture as will be necessary to provide for or facilitate the administration of the trusts by more than one trustee, pursuant to the requirements of the applicable indenture.

        The holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series may waive compliance with certain restrictive covenants.

        The holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and some covenants or provisions of the applicable indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

Subordination of the Subordinated Debt Securities

        The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all of our Senior Indebtedness. If any of the following events occur:

  •
  any insolvency or bankruptcy proceeding, or any receivership, liquidation, dissolution or other winding up, reorganization or other similar proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets, or

  •
  any assignment or marshalling of our assets and liabilities for the benefit of creditors,

then the holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on all of our Senior Indebtedness before the holders of the subordinated debt securities are entitled to receive any payment on account of principal of, or any premium or interest on, the subordinated debt securities.

        By reason of subordination, in the event of our liquidation or insolvency, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

        No payment of principal, including redemption and sinking fund payments, of or any premium or interest on the subordinated debt securities may be made if any of our Senior Indebtedness is not paid when due or if the maturity of any of our Senior Indebtedness has been accelerated because of a default.

        The subordinated indenture will not limit or prohibit us from incurring additional Senior Indebtedness, which may be senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

        The term "Senior Indebtedness" means all indebtedness of ours outstanding at any time, except the following:

  •
  the subordinated debt securities;

  •
  indebtedness that expressly states in the instrument creating or evidencing it that it is subordinated to or ranks equally with the subordinated debt securities;

  •
  our indebtedness to an affiliate of ours;

  •
  interest accrued after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and

  •
  trade accounts payable.

        The Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions regardless of any amendment, modification or waiver of any term of the Senior Indebtedness.

        The subordinated indenture will provide that these subordination provisions, as far as they relate to any particular issue of subordinated debt securities, may be changed prior to issuance. Any such change would be described in the applicable prospectus supplement.

New York Law to Govern

        The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

        We may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its respective affiliates in the ordinary course of business. The trustee will be named in the applicable prospectus supplement.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON STOCK

        The following statements with respect to the common stock warrants are summaries of, and subject to, the detailed provisions of a stock warrant agreement to be entered into by us and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Common Stock Warrant Agreement to be filed in an amendment to the registration statement of which this prospectus forms a part or filed in a current report on Form 8-K and incorporated by reference in the registration statement of which this prospectus forms a part.

General

        The common stock warrants, evidenced by stock warrant certificates, may be issued under a stock warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If stock warrants are offered, the related prospectus supplement will describe the designation and terms of the stock warrants, including:

  •
  the offering price, if any;

  •
  the designation and terms of the common stock purchasable upon exercise of the stock warrants;

  •
  if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

  •
  the number of shares of common stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

  •
  the date on which the right to exercise the stock warrants will commence and expire;

  •
  a discussion of certain United States Federal income tax considerations;

  •
  the call provisions, if any;

  •
  the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

  •
  any antidilution provisions of the stock warrants; and

  •
  any other terms of the stock warrants.

        The shares of common stock issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable.

Exercise of Stock Warrants

        Stock warrants may be exercised by surrendering the stock warrant certificate to the stock warrant agent with the form of election to purchase on the reverse side of the stock warrant certificate properly completed and signed and by payment in full of the exercise price, as set forth in the related prospectus supplement. The signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. Upon receipt of the certificates, the stock warrant agent will requisition from the transfer agent for the common stock for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of shares of common stock purchased. If less than all of the stock warrants evidenced by any stock warrant certificate are exercised, the stock warrant agent will deliver to the exercising warrantholder a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

        Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

        The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Debt Warrant Agreement to be filed in an amendment to the registration statement of which this prospectus forms a part or filed in a current report on Form 8-K and incorporated by reference in the registration statement of which this prospectus forms a part.

General

        The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including:

  •
  the offering price, if any;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

  •
  if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise;

  •
  the date on which the right to exercise the debt warrants will commence and expire;

  •
  a discussion of certain United States Federal income tax considerations;

  •
  whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

  •
  the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

  •
  any antidilution provisions of the debt warrants; and

  •
  any other terms of the debt warrants.

        Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise of Debt Warrants

        Debt warrants may be exercised by surrendering the debt warrant certificate to the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and signed, and by payment in full of the exercise price, as set forth in the related prospectus supplement. The signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for the holder's obligations to purchase the shares under the stock purchase contracts, either our debt securities or U.S. Treasury securities.

        The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

  •
  the stock purchase contracts;

  •
  the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units; and

  •
  if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

        We may sell the offered securities in any one or more of the following ways from time to time:

  •
  through agents;

  •
  to or through underwriters;

  •
  through dealers;

  •
  directly to purchasers; or

  •
  through remarketing firms.

        The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities and the proceeds to us from such sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange on which such offered securities may be listed.

        Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        Offers to purchase the offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable best efforts basis for the period of its appointment.

        If underwriters are used in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the applicable prospectus supplement, the underwriters are subject to certain conditions precedent and will be obligated to purchase all the offered securities of a series if they purchase any of the offered securities.

        If a dealer is used in the sale of the offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

        Offers to purchase the offered securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

        The offered securities may also be offered and sold by a remarketing firm in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the offered securities pursuant to the terms of the offered securities. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the offered securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations, and will include any required information about commissions we may pay for soliciting these contracts.

        In connection with the sale of the offered securities, agents, underwriters, dealers or remarketing firms may receive compensation from us or from purchasers of the offered securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Agents, underwriters, dealers and remarketing firms that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

        Each series of the offered securities will be a new issue and, other than the shares of common stock which are listed on the New York Stock Exchange, will have no established trading market. Any underwriters to whom we sell the offered securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any series of offered securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. We cannot predict the liquidity of the trading market for any of the offered securities.

        In connection with an offering, the underwriters may purchase and sell the offered securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of offered securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the offered securities while an offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased offered securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the offered securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL OPINIONS

        The validity of any securities offered by us in the applicable prospectus supplement will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. The validity of any securities offered in the applicable prospectus supplement will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Pep Boys files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy our reports, documents and other information at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Commission are also available to the public from the Commission's web site at www.sec.gov. We are not incorporating the contents of the Commission's web site into this prospectus.

        You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering will be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following documents:

  •
  Our Annual Report on Form 10-K for the fiscal year ended February 1, 2003, except for the Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements and Supplementary Data included in such Form 10-K, Items 6, 7 and 8, respectively, which are superceded by the incorporation by reference below of Pep Boys' Current Report on Form 8-K dated October 10, 2003;

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 3, 2003 and August 2, 2003;

  •
  Our Current Reports on Form 8-K, dated March 26, 2003, April 29, 2003, as amended on April 30, 2003, May 14, 2003*, July 31, 2003, August 5, 2003, August 13, 2003*, September 23, 2003 and October 10, 2003;

  •
  Our Proxy Statement dated April 25, 2003 for our 2003 Annual Meeting of Stockholders; and

  •
  The description of our common stock contained in our registration statement on Form 8-A dated June 10, 1983 (File No. 103381), filed pursuant to the Exchange Act, and the description of our common stock purchase rights contained in the amendment to our registration statement on Form 8-A/A filed on December 19, 1997 (File No. 103381), including any further amendments or reports for the purposes of updating such descriptions.

        To receive a free copy of any of the documents incorporated by reference in this prospectus, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, call or write us at the following address and telephone number:

The Pep Boys—Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132
Attention: George Babich, Jr.
(215) 430-9000

* Reports submitted to the Commission under Item 9, Regulation FD Disclosure, or Item 12, Results of Operation and Financial Condition. Pursuant to General Instructions B(2) and B(6) of Form 8-K, the reports submitted under Item 9 and/or Item 12 are not deemed to be "filed" for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of that section. We are not incorporating by reference, and will not incorporate by reference, future filings of these reports into any filing under the Securities Act or the Exchange Act or into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions. All amounts shown are estimates except the Commission registration fee.

Securities and Exchange Commission registration fee	$24,270
Trustee's fees and expenses	20,000
Printing and engraving expenses	100,000
Accounting fees and expenses	100,000
Legal fees and expenses	250,000
Miscellaneous	30,730
Total	$525,000

ITEM 15.    INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended, contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel and related matters.

        Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper. Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 will be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

        Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding under Section 1741 or Section 1742 if the appropriate standards of conduct are met.

        Section 1745 provides that expenses (including attorney's fees) incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it will ultimately be determined that he or she is not entitled to be indemnified by the corporation.

        Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL will not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

        Section 1747 grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against that liability under Subchapter 17D of the BCL. Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

        Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL, will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs and personal representative of such person.

        For information regarding provisions under which a director or officer of the NCO may be insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such, reference is made to the Company's articles of incorporation and by-laws, copies of which are incorporated herein by reference, which provide in general that the Company will indemnify its officers and directors to the fullest extent authorized by law.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        See Exhibit Index included herewith which is incorporated herein by reference.

ITEM 17.    UNDERTAKINGS.

        (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)
      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of October, 2003.

THE PEP BOYS—MANNY, MOE & JACK
By:	/s/ GEORGE BABICH, JR. George Babich, Jr. President and Chief Financial Officer

POWER OF ATTORNEY

        Each individual whose signature appears below hereby constitutes and appoints each of George Babich, Jr. and Bernard K. McElroy, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933: (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 10th day of October, 2003.

Signature	Capacity	Date

/s/ LAWRENCE N. STEVENSON Lawrence N. Stevenson	Chief Executive Officer and Director (Principal Executive Officer)	October 10, 2003
/s/ GEORGE BABICH, JR. George Babich, Jr.	President and Chief Financial Officer (Principal Financial Officer)	October 10, 2003
/s/ BERNARD K. MCELROY Bernard K. McElroy	Vice President-Chief Accounting Officer and Treasurer (Principal Accounting Officer)	October 10, 2003

/s/ BERNARD J. KORMAN Bernard J. Korman	Chairman of the Board	October 10, 2003
/s/ PETER A. BASSI Peter A. Bassi	Director	October 10, 2003
/s/ J. RICHARD LEAMAN, JR. J. Richard Leaman, Jr.	Director	October 10, 2003
/s/ WILLIAM LEONARD William Leonard	Director	October 10, 2003
/s/ MALCOLMN D. PRYOR Malcolmn D. Pryor	Director	October 10, 2003
/s/ LESTER ROSENFELD Lester Rosenfeld	Director	October 10, 2003
/s/ JANE SCACCETTI Jane Scaccetti	Director	October 10, 2003
/s/ BENJAMIN STRAUSS Benjamin Strauss	Director	October 10, 2003
/s/ JOHN T. SWEETWOOD John T. Sweetwood	Director	October 10, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of October, 2003.

THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA
By:	/s/ GEORGE BABICH, JR. George Babich, Jr. President and Chief Financial Officer

POWER OF ATTORNEY

        Each individual whose signature appears below hereby constitutes and appoints each of George Babich, Jr. and Bernard K. McElroy, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933: (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 10th day of October, 2003.

Signature	Capacity	Date

/s/ LAWRENCE N. STEVENSON Lawrence N. Stevenson	Chief Executive Officer and Director (Principal Executive Officer)	October 10, 2003
/s/ GEORGE BABICH, JR. George Babich, Jr.	Director, President and Chief Financial Officer (Principal Financial Officer)	October 10, 2003
/s/ BERNARD K. MCELROY Bernard K. McElroy	Vice President-Chief Accounting Officer and Treasurer (Principal Accounting Officer)	October 10, 2003
/s/ HARRY YANOWITZ Harry Yanowitz	Director	October 10, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of October, 2003.

PEP BOYS—MANNY, MOE & JACK OF DELAWARE, INC.
By:	/s/ GEORGE BABICH, JR. George Babich, Jr. President and Chief Financial Officer

POWER OF ATTORNEY

        Each individual whose signature appears below hereby constitutes and appoints each of George Babich, Jr. and Bernard K. McElroy, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933: (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 10th day of October, 2003.

Signature	Capacity	Date

/s/ LAWRENCE N. STEVENSON Lawrence N. Stevenson	Chief Executive Officer and Director (Principal Executive Officer)	October 10, 2003
/s/ GEORGE BABICH, JR. George Babich, Jr.	Director, President and Chief Financial Officer (Principal Financial Officer)	October 10, 2003
/s/ BERNARD K. MCELROY Bernard K. McElroy	Vice President-Chief Accounting Officer and Treasurer (Principal Accounting Officer)	October 10, 2003
/s/ HARRY YANOWITZ Harry Yanowith	Director	October 10, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of October, 2003.

PEP BOYS—MANNY, MOE & JACK OF PUERTO RICO, INC.
By:	/s/ GEORGE BABICH, JR. George Babich, Jr. President and Chief Financial Officer

POWER OF ATTORNEY

        Each individual whose signature appears below hereby constitutes and appoints each of George Babich, Jr. and Bernard K. McElroy, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933: (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 10th day of October, 2003.

Signature	Capacity	Date

/s/ LAWRENCE N. STEVENSON Lawrence N. Stevenson	Chief Executive Officer and Director (Principal Executive Officer)	October 10, 2003
/s/ GEORGE BABICH, JR. George Babich, Jr.	Director, President and Chief Financial Officer	October 10, 2003
/s/ BERNARD K. MCELROY Bernard K. McElroy	Vice President-Chief Accounting Officer and Treasurer (Principal Accounting Officer)	October 10, 2003
/s/ HARRY YANOWITZ
Harry Yanowitz	Director	October 10, 2003

EXHIBIT INDEX

*1.1	Form of Underwriting Agreement relating to common stock, debt securities and warrants
*1.2	Form of Underwriting Agreement relating to stock purchase contracts
*1.3	Form of Underwriting Agreement relating to stock purchase units
3.1	Articles of Incorporation, as amended, of Pep Boys (incorporated by reference to Pep Boys' Annual Report on Form 10-K for the fiscal year ended January 30, 1988)
3.2	By-laws, as amended (incorporated by reference to Pep Boys' Registration Statement on Form S-3 (File No. 33-39225))
3.3	Amendment to By-Laws (Declassification of Board of Directors) (incorporated by reference to Pep Boys' Annual Report on Form 10-K for the fiscal year ended January 29, 2000)
4.1	Rights Agreement, dated as of December 5, 1997, between Pep Boys and First Union National Bank (incorporated by reference to Pep Boys' Current Report on Form 8-K dated December 8, 1977)
**4.2	Form of Senior Indenture
**4.3	Form of Subordinated Indenture
*4.4	Form of Common Stock Certificate (incorporated by reference to Pep Boys' Registration Statement on Form S-3 (File No. 333-98255)
*4.5	Form of Common Stock Warrant Agreement, including form of Warrant
*4.6	Form of Debt Warrant Agreement, including form of Warrant
*4.7	Form of Senior Note
*4.8	Form of Subordinated Note
*4.9	Form of Stock Purchase Contract Agreement
*4.10	Form of Deposit Agreement
**5.1	Opinion of Willkie Farr & Gallagher LLP
**12.1	Statement Re: Computation of Ratio of Earnings to Fixed Charges
**23.1	Consent of Deloitte & Touche LLP
**23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 above)
**24.1	Power of Attorney (included on signature pages)
*25.1	Statement of Eligibility of Trustee on Form T-1 for Senior Debt Securities
*25.2	Statement of Eligibility of Trustee on Form T-1 for Subordinated Debt Securities

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**
Filed herewith.

QuickLinks

The date of this prospectus is , 2003.
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
PEP BOYS
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
GENERAL DESCRIPTION OF THE OFFERED SECURITIES
DESCRIPTION OF OUR CAPITAL STOCK
DESCRIPTION OF THE DEBT SECURITIES
DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON STOCK
DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY